================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         CHECKFREE HOLDINGS CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         CHECKFREE HOLDINGS CORPORATION

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                         CHECKFREE HOLDINGS CORPORATION









                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD

                                NOVEMBER 9, 1998

                                       AND

                                 PROXY STATEMENT








===============================================================================


                                    IMPORTANT

                      PLEASE MARK, SIGN AND DATE YOUR PROXY
                 AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE

                         CHECKFREE HOLDINGS CORPORATION
                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                October 9, 1998
To Our Stockholders:

         The Annual Meeting of Stockholders of CheckFree Holdings Corporation will be held at the Company's headquarters, 4411 East Jones Bridge Road, Norcross, Georgia, on Monday, November 9, 1998, at 9:00 a.m., local time, for the following purposes:

         (1) To elect two Class III Directors of the Company each to serve for a three-year term expiring at the 2001 Annual Meeting of Stockholders.

         (2) To consider and act upon a proposed amendment to the Company's 1995 Stock Option Plan to increase the number of shares of the Company's Common Stock issuable upon exercise of stock options under the Company's 1995 Stock Option Plan from 5,000,000 shares to 8,000,000 shares.

         (3) To transact any other business which may properly come before the meeting or any adjournment thereof.

         You will be most welcome at the meeting, and we hope you can attend. Directors and officers of the Company and representatives of its independent public accountants will be present to answer your questions and to discuss its business.

         We urge you to execute and return the enclosed proxy as soon as possible so that your shares may be voted in accordance with your wishes. If you attend the meeting, you may vote in person and your proxy will not be used.

                               By Order of the Board of Directors,

                               Curtis A. Loveland
                               Secretary

               -------------------------------------------------
                     PLEASE SIGN AND MAIL THE ENCLOSED PROXY
                          IN THE ACCOMPANYING ENVELOPE
               NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES
               -------------------------------------------------

                         CHECKFREE HOLDINGS CORPORATION
                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092
                          -----------------------------

                                 PROXY STATEMENT
                          -----------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                NOVEMBER 9, 1998
                          -----------------------------

         This Proxy Statement is furnished to the stockholders of CheckFree Holdings Corporation (the "Company")(1) in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Stockholders to be held on November 9, 1998, and at any adjournment thereof. The enclosed proxy is solicited by the Board of Directors of the Company. This Proxy Statement and the enclosed proxy will be first sent or given to the Company's stockholders on approximately October 9, 1998.

         The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, or personal interview.

         The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by the Company prior to the meeting. If no directions are made to the contrary, the proxy will be voted FOR the nominees for director named herein and FOR the approval of the proposed amendment to the Company's Amended and Restated 1995 Stock Option Plan (the "1995 Stock Option Plan") to increase the number of shares of the Company's common stock, $.01 par value (the "Common Stock"), issuable upon the exercise of stock options under the 1995 Stock Option Plan from 5,000,000 shares to 8,000,000 shares. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing a written notice with the Secretary of the Company prior to the meeting. Stockholders who attend the meeting may vote in person and their proxies will not be used.

         Holders of record of Common Stock at the close of business on September 30, 1998, will be entitled to vote at the Annual Meeting. At that time, the Company had 55,119,389 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock outstanding on the record date entitles the holder to one vote on each matter submitted at the Annual Meeting.

         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their


 --------
         (1)The business was founded in 1981, and following a number of acquisitions and divestitures, reorganized its corporate structure on December 22, 1997. CheckFree Holdings Corporation is the parent corporation of CheckFree Corporation, the principal operating company of the business. In connection with the restructuring, holders of common stock of CheckFree Corporation became holders of an identical number of shares of common stock of CheckFree Holdings Corporation. The restructuring was effected by a merger conducted pursuant to
Section 251(g) of the Delaware General Corporation Law, which provides for the formation of a holding company structure without a vote of the stockholders of the Company. (For more detailed information concerning the restructuring, please refer to the Company's Form 8-K filed on December 30, 1997.)

customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which typically include the election of directors.

         The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of Common Stock at a meeting at which a quorum is present. Proxies that are marked "Withhold Authority" and broker non-votes will not be counted toward such nominee's achievement of a plurality and thus will have no effect. Each other matter to be submitted to the stockholders for approval or ratification at the Annual Meeting requires the affirmative vote of the holders of a majority of the Common Stock present and entitled to vote on the matter. For purposes of determining the number of shares of Common Stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.

ELECTION OF DIRECTORS

         The Company's Amended and Restated Certificate of Incorporation provides for a classified board of directors with three classes. Each class of directors consists, as nearly as practical, of one-third of the total number of directors. Effective December 15, 1997, the total number of authorized directors was fixed at six. The Board of Directors proposes the election of two incumbent Class III Directors at the 1998 Annual Meeting of Stockholders to continue service as Class III Directors. Four incumbent Class I and Class II Directors will continue in office. The nominees for Class III Directors, if elected, will serve for three-year terms expiring at the 2001 Annual Meeting of Stockholders.

         Peter J. Kight and Jeffrey M. Wilkins are currently Class III Directors of the Company and are being nominated by the Board of Directors for re-election as Class III Directors.

         It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Kight and Wilkins as Class III Directors. In the event that any nominee for director should become unavailable, the number of directors of the Company may be decreased pursuant to the By-Laws, or the Board of Directors may designate a substitute nominee, in which event the shares represented by the enclosed proxy will be voted for such substitute nominee.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

         The following table sets forth for each nominee and each continuing director of the Company, such person's name, age, and his position with the
Company:

                               CLASS III DIRECTORS
                      (NOMINEES FOR TERMS EXPIRING IN 2001)

            NAME                     AGE                      POSITION
   ----------------------         ---------         ---------------------------

      Peter J. Kight                  42                Chairman of the Board,
                                                            President and
                                                      Chief Executive Officer

      Jeffrey M. Wilkins              54                       Director

                               CLASS II DIRECTORS
                             (TERMS EXPIRE IN 2000)

            NAME                     AGE                      POSITION
   ----------------------         ---------         ---------------------------

      Mark A. Johnson                45               Vice Chairman, Corporate
                                                      Development and Marketing,
                                                            and Director

     Eugene F. Quinn                 44                      Director


                                CLASS I DIRECTORS
                             (TERMS EXPIRE IN 1999)
            NAME                     AGE                      POSITION
   ----------------------         ---------         ---------------------------

     George R. Manser                67                      Director

     William P. Boardman             57                      Director

         Peter J. Kight is the founder of the Company and has served as Chairman, President, and Chief Executive Officer since 1981. He has also serves as President of the following subsidiaries of the Company: CheckFree Investment Corporation and CheckFree Corporation. Mr. Kight is a Director of Metatec Corporation, a publicly-held company which distributes information utilizing CD ROM technology.

         Jeffrey M. Wilkins has served as a Director of the Company since 1990. Since August 1989, Mr. Wilkins has served as Chairman and Chief Executive Officer of Metatec Corporation, a publicly-held company which distributes information utilizing CD ROM technology.

         Mark A. Johnson has served as Vice Chairman, Corporate Development and Marketing of the Company since May 1997. He has been a Director of the Company since 1983. Mr. Johnson also serves as Executive Vice President of the following subsidiaries of the Company: CheckFree Investment Corporation and CheckFree Corporation. Mr. Johnson served as Executive Vice President, Business Development from 1993 to 1997, as Treasurer from 1993 to 1996, as Senior Vice President of the Company from 1991 to 1993, and as a Vice President from 1982 to 1991. Mr. Johnson is a Director of SQL Financials International, Inc., a publicly-held company which develops, markets and supports client/server financial software applications.

         Eugene F. Quinn has served as a Director of the Company since 1994. Since March 1997, Mr. Quinn has served as Senior Vice President for Online and Interactive Services at MTV Networks, a division of Viacom, Inc. From 1984 to 1997, Mr. Quinn served as a senior executive at Tribune Company and its Chicago Tribune subsidiary.

         George R. Manser has served as a Director of the Company since 1983. In 1998, Mr. Manser became the Director of Corporate Finance for Uniglobe Travel
(USA), L.L.C. ("Uniglobe") which franchises travel agencies throughout the United States. Since July 1994, Mr. Manser has served as Chairman of Uniglobe Travel (Capital Cities) Inc., which is the predecessor of Uniglobe and current holding company of Uniglobe. From 1985 to 1994, he served as Chairman of North American National Corporation, a life insurance holding company. Mr. Manser is a Director of Cardinal Health Inc., a publicly-held wholesale drug distributor, State Auto Financial Corporation, a publicly-held insurance company, AmeriLink Corporation, a publicly-held cabling services company, and Hallmark Financial Services, Inc., a publicly-held insurance services company. He is also an Advisory Director to the Corporate Finance Department of J.C. Bradford & Co., a NASD broker-dealer.

         William P. Boardman has served as a Director of the Company since July 1996. Mr. Boardman has been an officer of Bank One Corporation since 1984 and is currently Senior Executive Vice President.

INFORMATION CONCERNING THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS

MEETINGS, COMMITTEES, AND COMPENSATION OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company had a total of eight meetings during the fiscal year ended June 30, 1998 ("Fiscal 1998"). During Fiscal 1998, each of the directors attended 75% or more of the total number of (i) meetings of the Board, and (ii) meetings of committees of the Board on which such director served.

         As compensation for their services, each non-employee director will receive annually, stock options under the 1995 Stock Option Plan to acquire 8,000 shares of Common Stock, which options will vest 100% after one year and terminate ten years after grant. In addition, each non-employee director will receive out-of-pocket expenses incurred in connection with attendance at meetings of the Board and meetings of committees of the Board. On May 1, 1998, Messrs. Boardman, Manser, Quinn, and Wilkins were each granted stock options to acquire 8,000 shares of Common Stock at an exercise price of $25.75 per share.

         The Board of Directors has two standing committees: a Stock Option and Compensation Committee and an Audit Committee. The Stock Option and Compensation Committee has the authority to (i) administer the Company's stock option plans, including the selection of optionees and the timing of option grants; and (ii) review and monitor key employee compensation policies and administer the Company's management compensation plans. The members of the Stock Option and Compensation Committee are Messrs. Quinn, Boardman and Manser. The Stock Option and Compensation Committee had a total of thirteen meetings during Fiscal 1998.

         The Audit Committee recommends the annual appointment of the Company's independent public accountants with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures and the adequacy of the Company's internal control procedures. Messrs. Manser, Quinn, and Wilkins serve as members of the Audit Committee. The Audit Committee had a total of four meetings during Fiscal 1998.

EXECUTIVE OFFICERS

         In addition to Peter J. Kight and Mark A. Johnson, the following persons are executive officers of the Company:

         Peter F. Sinisgalli, age 42, has served as Chief Operating Officer of the Company since November 1996. From 1994 to 1996, Mr. Sinisgalli was Executive Vice President and Chief Financial Officer of Dun & Bradstreet Software. From 1993 to 1994, Mr. Sinisgalli was Senior Vice President - Group Finance of Dun & Bradstreet Corporation. From 1990 to 1992, Mr. Sinisgalli held various positions with Nielson Media Research, a division of Dun & Bradstreet Corporation.

         Allen L. Shulman, age 50, has served as Executive Vice President and Chief Financial Officer of the Company since August 1998 and as General Counsel of the Company since May 1997. From May 1997 to August 1998, he also served as a Senior Vice President of the Company. Immediately prior to joining the Company, Mr. Shulman was the managing attorney for the Atlanta office of Horvath & Lieber, P.C. From 1983 to 1996, Mr. Shulman was General Counsel and Chief Financial Officer for United Refrigerated Services, Inc.

         Lynn D. Busing, age 46, has served as Executive Vice President, Business Electronic Commerce of the Company since February of 1996. Mr. Busing was Senior Vice President of Servantis Systems Holdings, Inc. from 1993 to 1996. From 1987 to 1993, Mr. Busing held various management positions with Digital Equipment Corporation.

         James S. Douglass, age 33, has served as Executive Vice President, Mergers and Acquisitions of the Company since August 1998. From September 1996 to August 1998, he served as Executive Vice President and Chief Financial Officer of the Company. From 1994 to 1996, Mr. Douglass was Vice President - Corporate Controller and Chief Accounting Officer for Medaphis Corporation. From 1988 to 1994, Mr. Douglass served in various capacities with KPMG Peat Marwick LLP, most recently as senior manager.

         Sean E. Feeney, age 40, has served as President, CheckFree Software Division/Business Electronic Commerce of the Company since May 1998. From February 1997 to May 1998, he served as served as Executive Vice President, Software Solutions of the Company. During 1996, Mr. Feeney served as Vice President, North America Channels and General Manager for Dun & Bradstreet Software. From 1990 to 1995, Mr. Feeney held various sales positions with Dun & Bradstreet Software.

         Ravi Ganesan, age 32, has served as Executive Vice President and Chief Technology Officer of the Company since January 1997. From 1990 to 1997, Mr. Ganesan held various positions with Bell Atlantic, including Vice President - Distributed Operations & Information Technology from 1995 to 1997.

         John J. Limbert, age 51, has served as Executive Vice President, Customer Relations of the Company since May 1998. From 1977 to 1997, Mr. Limbert was employed at Banc One Corporation in various capacities, most recently as the head of its Eastern Region Consumer Banks.

         Curtis A. Loveland, age 51, has served as Secretary of the Company since 1983. Mr. Loveland has been associated with the law firm of Porter, Wright, Morris & Arthur since 1973 and a partner since 1979.

         Terrie O'Hanlon, age 37, has served as Senior Vice President, Communications and Media Relations since June 1998. From 1997 to 1998, Ms. O'Hanlon served as Vice President, Corporate Communications at Medaphis Corporation. From 1995 to 1997, Ms. O'Hanlon was Corporate Communications Director of Dun & Bradstreet Software. From 1990 to 1995, Ms. O'Hanlon served as Vice President of Crescent Communications.

         Stephen Olsen, age 38, has served as Senior Vice President and Chief Information Officer of the Company since March 1997. From 1996 to 1997, Mr. Olsen served as Vice President, Chief Information Officer of Geac Computer Corporation. From 1990 to 1996, Mr. Olsen served as Vice President, Chief Information Officer of Dun & Bradstreet Software.

         Francis X. Polashock, age 43, has served as Executive Vice President and General Manager, Investment Services Division of the Company since May 1997. From 1981 to 1993, Mr. Polashock held several management positions within Dun & Bradstreet Corporation, most recently as General Manager of Asia Pacific and Latin America. From 1993 to May 1997 Mr. Polashock was involved with several entrepreneurial ventures targeted at the Chinese marketplace.

         Officers are elected annually by the Board of Directors and serve at its discretion. There are no family relationships among directors and executive officers of the Company.

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information regarding beneficial ownership of the Company's Common Stock by each director, each of the Company's executive officers named in the Summary Compensation Table, and the directors and executive officers of the Company as a group as of September 9, 1998:



                                                                          SHARES BENEFICIALLY OWNED (1)(2)
                                                                   ---------------------------------------------
                        STOCKHOLDER                                       NUMBER                   PERCENT
-----------------------------------------------------------        ---------------------------------------------

Peter J. Kight (3)                                                        6,700,569                 12.0%

Mark A. Johnson (4)                                                       1,538,604                  2.8%

Peter F. Sinisgalli                                                          78,541                   *

Sean E. Feeney                                                               14,204                   *

Francis X. Polashock                                                         22,474                   *

William P. Boardman                                                          16,000                   *

George R. Manser                                                             35,307                   *

Eugene F. Quinn                                                              22,261                   *

Jeffrey M. Wilkins                                                           10,000                   *

All directors and executive officers as a group                           8,567,230                 15.4%
   (16 persons) (3)(4)

----------------------

* Represents beneficial ownership of less than 1% of the Company's outstanding Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(2) Includes shares purchasable within 60 days after September 9, 1998 pursuant to the exercise of options covering 559,874 shares for Mr. Kight, 132,036 shares for Mr. Johnson, 74,124 shares for Mr. Sinisgalli, 13,441 shares for Mr. Feeney, 20,000 shares for Mr. Polashock, 13,261 shares for Mr. Quinn, 8,000 shares for Mr. Wilkins, 14,000 shares for Mr. Boardman, 34,307 shares for Mr. Manser, and 970,895 shares for all directors and executive officers as a group.

(3) Includes 8,600 shares held by the Peter J. Kight and Teresa J. Kight 1995 Children's Trust and 300,000 shares held by The PJK GRAT 98-1 and The PJK GRAT 98-2. Mr. Kight disclaims ownership of such shares in which he has no pecuniary interest. Does not include 56,200 shares held by a charitable foundation of which Mr. Kight is the trustee and disclaims any beneficial ownership.

(4) Includes 6,700 shares held by the Mark A. Johnson 1997 Irrevocable Children's Trust. Mr. Johnson disclaims ownership of such shares in which he has no pecuniary interest.

OWNERSHIP OF COMMON STOCK BY PRINCIPAL STOCKHOLDERS

       The following table sets forth information as of September 9, 1998 (except as noted below), relating to the beneficial ownership of Common Stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock.


                                                                        SHARES BENEFICIALLY OWNED (1)
                                                            --------------------------------------------------
                     STOCKHOLDER                                   NUMBER                         PERCENT
--------------------------------------------                --------------------------------------------------

Peter J. Kight (2)(3)                                             6,700,569                        12.0%
  4411 East Jones Bridge Road
  Norcross, Georgia 30092

Intuit Inc.                                                      10,600,000                        19.0%
  2535 Garcia Avenue
  Mountain View, California 94039

Nationwide Mutual Life                                            3,705,341                         6.6%
  Insurance Company
  One Nationwide Plaza
  Columbus, Ohio 43215

----------------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(2) Includes 559,874 shares purchasable by Mr. Kight pursuant to the exercise of options within 60 days after September 9, 1998.

(3) Includes 8,600 shares held by the Peter J. Kight and Teresa J. Kight 1995 Children's Trust and 300,000 shares held by The PJK GRAT 98-1 and The PJK GRAT 98-2. Mr. Kight disclaims ownership of such shares in which he has no pecuniary interest. Does not include 56,200 shares held by a charitable foundation of which Mr. Kight is the trustee and disclaims any beneficial ownership.

EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding compensation paid during the twelve months ended June 30, 1996 and the fiscal years ended June 30, 1997 and 1998 to the Company's Chief Executive Officer and each of the Company's four other highest compensated executive officers (collectively, the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                      ANNUAL COMPENSATION          COMPENSATION
                                      -------------------          ------------
                                                                      AWARDS
                                                                      ------
                                                                    SECURITIES
                                                                    UNDERLYING     ALL OTHER
                                             SALARY       BONUS      OPTIONS     COMPENSATION
 NAME AND PRINCIPAL POSITION     YEAR          ($)         ($)         (#)          ($)(1)
------------------------------   ------     ---------   ---------  ------------ ---------------

PETER J. KIGHT                     1998     $375,000     $182,813     100,000     $      0
Chairman, President, and Chief     1997     $292,692     $256,776     300,000     $108,800
Executive Officer                  1996     $250,000     $ 33,000       1,000     $      0

MARK A. JOHNSON                    1998     $182,000     $ 54,600      25,000     $  1,000
Vice Chairman, Corporate           1997     $179,711     $ 80,330      30,847     $ 42,574
Development and Marketing          1996     $161,538     $ 13,500       1,000     $  1,820

PETER F. SINISGALLI(2)             1998     $260,417     $103,125      58,000     $  1,000
Chief Operating Officer            1997     $165,675     $114,757     192,373     $      0

SEAN E. FEENEY(3)                  1998     $197,292     $ 69,920      15,000     $  1,000
President, CheckFree Software      1997     $ 65,625     $ 40,101      54,322     $      0
Division/Business Electronic
Commerce

FRANCIS X. POLASHOCK(4)            1998     $188,965     $ 65,500      15,000     $  1,000
Executive Vice President and       1997     $ 17,276     $  6,000     100,000     $      0
General Manager Investment
Services Division


----------------------

(1) Includes matching contribution to the Company's 401(k) Plan of $1,000 for Mr. Johnson, Mr. Sinisgalli, Mr. Feeney, and Mr. Polashock for Fiscal 1998. Includes matching contribution to the Company's 401(k) Plan of $980 for Mr. Johnson and relocation allowances of $108,800 for Mr. Kight and $41,594 for Mr. Johnson for Fiscal 1997. Includes matching contribution to the Company's 401(k) Plan of $1,820 for Mr. Johnson for the twelve months ended June 30, 1996.

(2)      Mr. Sinisgalli was employed by the Company effective November 3, 1996.

(3)      Mr. Feeney was employed by the Company effective February 15, 1997.

(4)      Mr. Polashock was employed by the Company effective May 28, 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning the grant of stock options to the Named Executive Officers under the Company's 1995 Stock Option Plan:


                                               Individual Grants (1)
------------------------------------------------------------------------------------------------------------------

                          NUMBER OF
                         SECURITIES       % OF TOTAL                                     POTENTIAL REALIZED VALUE AT
                         UNDERLYING    OPTIONS GRANTED                                     ASSUMED ANNUAL RATES OF
                      OPTIONS GRANTED  TO EMPLOYEES IN      EXERCISE      EXPIRATION     STOCK PRICE APPRECIATION FOR
  NAME                       (#)         FISCAL YEAR      PRICE ($/SH)      DATE             OPTION TERMS (2)(3)
  ----                --------------   --------------     -----------       ----         ----------------------------

                                                                                           5%($)        10%($)
                                                                                           -----        ------

Peter J. Kight               100,000        7.26%           $25.75          2008         $1,619,403    $4,103,886

Mark A. Johnson               25,000        1.82%           $25.75          2008           $404,850    $1,025,971

Peter F. Sinisgalli           58,000        4.21%           $25.75          2008           $939,254    $2,380,254

Sean E. Feeney                15,000        1.09%           $25.75          2008           $242,910      $615,583

Francis X. Polashock          15,000        1.09%           $25.75          2008           $242,910      $615,583

----------------------

(1)  This table covers the period from July 1, 1997 to June 30, 1998.

(2) The dollar amounts in these columns are the product of (a) the difference between (1) the product of the per share market price at the date of grant and the sum of 1 plus the assumed rate of appreciation (5% and 10%) compounded over the term of the option (ten years) and (2) the per share exercise price and (b) the number of shares underlying the grant.

(3) The appreciation rates stated are arbitrarily assumed, and may or may not reflect actual appreciation in the stock price over the life of the option. Regardless of any theoretical value which may be placed on a stock option, no increase in its value will occur without an increase in the value of the underlying shares. Whether such an increase will be realized will depend not only on the efforts of the recipient of the option, but also upon conditions in the Company's industry and market area, competition, and economic conditions, over which the optionee may have little or no control.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

           The following table provides certain information regarding the number and value of stock options held by the Company's Named Executive Officers at June 30, 1998.


                                                           NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                                        OPTIONS AT FISCAL YEAR-END       FISCAL YEAR-END ($)(2)
                                                                   (#)
                                                        --------------------------       ------------------------
                            SHARES
                           ACQUIRED
                              ON            VALUE
                           EXERCISE        REALIZED
           NAME               (#)          ($)(1)      EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
------------------------   ---------      ---------    -----------    -------------   ------------   --------------
Peter J. Kight                 0             $0          559,874         367,266       $15,503,079      $4,291,447

Mark A. Johnson                0             $0          132,036          46,164        $3,626,678        $400,276

Peter F. Sinisgalli            0             $0           74,124         176,249          $856,196      $1,601,907

Sean E. Feeney                 0             $0           13,441          55,881          $180,790        $589,252

Francis X. Polashock           0             $0           20,000          95,000          $236,250      $2,790,703

--------------------

(1) Value realized represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without consideration for any taxes or brokerage expenses which may have been owed.

(2) Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at year end ($29.4375 on June 30, 1998). An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

EMPLOYMENT AGREEMENTS

      On May 1, 1997, Mr. Kight entered into an employment agreement with the Company. Mr. Kight's employment agreement provides for a minimum base salary and a covenant not to compete. Mr. Kight's minimum base salary was set at $300,000 until July 1, 1997, when it increased to $375,000. Additionally, Mr. Kight received a stock option to purchase 200,000 shares of the Company's Common Stock at $14.75 per share, the price per share on the date of the employment agreement. The covenant not to compete in Mr. Kight's employment agreement is for the time of employment, plus a one year period following termination of employment. If Mr. Kight's employment is terminated as a result of a change in control of the Company (as defined in his employment agreement), if Mr. Kight resigns after a change in control upon making a good faith determination that his employment status or responsibilities have been materially adversely affected, or if Mr. Kight's employment is terminated by the Company without cause, he is entitled to receive the greater of two times his average annual compensation or an amount equal to his basic salary and incentive compensation until June 30, 2002. The term of Mr. Kight's employment agreement runs through June 30, 2002, and thereafter it renews for one-year periods.

      On February 21, 1996, Mr. Busing entered into an employment agreement with the Company. The employment agreement provides for a minimum base salary of $140,000 per year and a covenant not to compete. The covenant not to compete contained in the employment agreement is for the time of employment, plus a one year period following termination of employment. If Mr. Busing's employment is terminated as a result of a change in control of the Company (as defined in his employment agreement) or if he resigns after a change in control upon making a good faith determination that his employment status or responsibilities have been materially adversely affected, Mr. Busing is entitled to receive two times his average annual compensation. If the Company terminates Mr. Busing's employment without cause, he would be entitled to receive his basic salary for the six month period following his termination date. The employment agreement is "at will" and, therefore, does not have a stated term.

         The following Compensation Committee Report and Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

              REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Stock Option and Compensation Committee has the authority and responsibility to determine and administer the Company's officer compensation policies and to establish the salaries of executive officers, the formula for bonus awards to executive officers, and the grant of stock options to executive officers and other key employees under the Company's 1995 Stock Option Plan. The Stock Option and Compensation Committee consists solely of independent non-employee directors of the Company. In general, the philosophy of the Stock Option and Compensation Committee is to attract and retain qualified executives, reward current and past individual performance, provide short-term and long-term incentives for superior future performance, and relate total compensation to individual performance and performance of the Company. The preferred compensation policy of the Stock Option and Compensation Committee is to set base pay at the lower end of the comparable market ranges, establish performance based annual cash bonus opportunities, and grant significant option positions to key employees to provide greater long-term incentives.

         In Fiscal 1997, the Company hired an outside consulting firm to perform an executive compensation survey for the Company. The consulting firm was asked to prepare a survey reviewing base compensation, bonus programs, and stock options in relation to similarly situated companies. The survey concluded that the Company's compensation is mixed when compared to the market, with some positions below market and others above market. After a complete review and discussion of the survey, the Stock Option and Compensation Committee agreed that the Company would move all executive officers to a July 1 compensation review and adjustment cycle effective July 1, 1997, to permit a more uniform review of executive compensation consistent with salary ranges established for executive positions. Also, based in part on the recommendation of the consulting firm, the Company approved annual base salaries with target performance bonus percentages for its executive officers for Fiscal 1998 and entered into an employment agreement with Mr. Kight.

         In addition to the recommendation of the outside consulting firm, the determination of executive officer base salaries for Fiscal 1998 was based primarily on subjective factors, such as the Stock Option and Compensation Committee's perception of individual performance and the executive officer's contribution to the overall performance of the Company, and not on specific criteria. No specific weight was given to any of these factors because each of these factors was considered significant and the relevance of each varies depending upon an officer's responsibilities.

         Mr. Kight's employment agreement, effective May 1, 1997, provided for an increase in base salary for Fiscal 1998 from $300,000 to $375,000. In addition, the employment agreement provided for a one-time stock option grant of 200,000 shares at $14.75 per share, the fair market value of the shares on May 1, 1997. The option shares become 100% vested on May 1, 2003, provided, however, 20% of the option shares will vest and become exercisable at the end of each fiscal year 1998 through 2002 for which the Company attains at least 80% of the budgeted net income or not more than 120% of the budgeted net loss. The stock options also will become 100% vested if the Company terminates Mr. Kight's employment without cause or upon a change in control of the Company, as defined in the employment agreement. The term of the employment agreement is five years, with automatic one-year renewals thereafter.

         In order to motivate management to meet both short-term and long-term Company objectives, the Stock Option and Compensation Committee approved an Incentive Compensation Plan for certain executive officers. The bonuses for senior officers were based partially on the achievement of revenue targets and partially on the achievement of pre-tax earnings targets of the Company and, in appropriate cases, partially on the achievement of revenue targets and partially on the achievement of pre-tax earnings targets of operating divisions of the Company. Mr. Kight received a bonus for Fiscal 1998 of $182,813.

         In Fiscal 1998, the Company again sought the services of the outside consulting firm to perform an executive pay survey for the Company. Again, the survey concluded that the Company's compensation is mixed when compared to the market, with some positions below market and others above market. In general, the results of the survey validated the Company's approach to long-term incentives in the aggregate. After a complete review of the individual performance criteria discussed above and discussion of the survey, the Company approved annual base salaries with target performance bonus percentages for its executive officers for Fiscal 1999, which included an increase in Mr. Kight's base salary from $375,000 to $400,000 for Fiscal 1999.

         The purposes of the Company's 1995 Stock Option Plan are to provide long-term incentives to key employees and motivate key employees to improve the performance of the Company and thereby increase the Company's Common Stock price. Beginning in Fiscal 1997, stock option awards are considered at the time of the hiring of key associates and annually for all key associates by the Stock Option and Compensation Committee. The value of the stock options awarded is entirely dependent upon the Company's stock performance over a period of time.

         The number of shares of Common Stock subject to the options granted during Fiscal 1998 was determined based on a subjective evaluation of the past performance of the individual, the total compensation being paid to the individual, the individual's scope of responsibility, and the anticipated value of the individual's contribution to the Company's future performance. No specific weight was given to any of these factors. Options awarded to each executive officer during previous years were reviewed by the Stock Option and Compensation Committee in determining the size of an option awarded for Fiscal 1998.

         Each stock option awarded during Fiscal 1998 had an exercise price equal to the fair market value of the underlying Common Stock of the Company on the date of the grant. Generally, stock options granted to new employees of the Company vest and become exercisable at the rate of 20% per year if the option holder remains employed at the time of vesting and terminate ten years from the date of grant. However, annual stock option grants to key employees typically vest and become exercisable at the rate of 33-1/3% per year if the option holder remains employed at the time of vesting and terminate ten years from the date of grant. Pursuant to the Company's policy of granting stock options to key employees on an annual basis, on May 1, 1998, Mr. Kight was granted an option to purchase 100,000 shares at a price of $25.75 per share, the fair market value of the shares on May 1, 1998, vesting at the rate of 33-1/3% per year based on continued employment.

         The Budget Reconciliation Act of 1993 amended the Internal Revenue Code to add Section 162(m) ("Section 162(m)") which bars a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1,000,000 per year. Generally, the Company intends that compensation paid to covered employees shall be deductible to the fullest extent permitted by law. The 1995 Stock Option Plan, as described in this Proxy Statement, and the Incentive Compensation Plan are intended to qualify under Section 162(m).


                                STOCK OPTION AND COMPENSATION COMMITTEE


                                 George R. Manser
                                 Eugene F. Quinn
                                 William P. Boardman

                                PERFORMANCE GRAPH

                      COMPARISON OF CUMULATIVE TOTAL RETURN
              AMONG THE COMPANY, THE NASDAQ STOCK MARKET - US INDEX
                 AND THE S&P COMPUTER SOFTWARE & SERVICES INDEX

     The following Performance Graph compares the performance of the Company with that of the Nasdaq Stock Market - US Index and the S&P Computer Software & Services Index, which is a published industry index. The comparison of the cumulative total return to stockholders for each of the periods assumes that $100 was invested on September 27, 1995 (the effective date the Company's Common Stock was registered under the Securities Exchange Act of 1934, as amended), in the Common Stock of the Company, and in the Nasdaq Stock Market - US Index and the S&P Computer Software & Services Index and that all dividends were reinvested.


 Research Data Group                                 Peer Group Return Worksheet


Chechfree Hldgs Corp (CKFR)

                                                                              CUMULATIVE TOTAL RETURN
                                                       -----------------------------------------------------------------
                                                       9/28/95        12/95          12/96           6/97           6/98


CHECHFREE HOLDINGS CORPORATION                         100.00         199.44          95.14          97.92         163.54

NASDAQ STOCK MARKET (U.S.)                             100.00         103.55         127.36         142.53         188.08

S & P COMPUTERS (SOFTWARE % SERVICES)                  100.00         102.28         159.01         216.48         335.74

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Currently, Messrs. Manser, Boardman and Quinn, who are not employees of the Company, are members of the Stock Option and Compensation Committee. Since 1994, Mr. Kight has served as a member of Metatec Corporation's Board of Directors, of which Mr. Wilkins is Chairman, President and Chief Executive Officer.

TRANSACTIONS BETWEEN INTUIT INC. AND THE COMPANY

         In connection with the acquisition of CheckFree Services Corporation (previously known as Intuit Services Corporation) ("CSC"), the Company, CSC and Intuit Inc. ("Intuit") entered into a certain Services and License Agreement (the "License Agreement"). The principal objectives of the License Agreement are to: (i) establish a continuing cooperative relationship between the parties whereby users of certain Intuit software products and services will continue to be able to obtain electronic banking and electronic bill payment services from CSC or the Company through such Intuit products and services; (ii) provide the means for an orderly transition in the operation and support of several services currently offered by Intuit and CSC that are now inter-dependent on certain technologies, equipment, facilities, personnel and support services of CSC and Intuit; (iii) set forth the terms on which the Company, CSC and Intuit will cooperate to develop, market, distribute and support certain of their respective products and services; and (iv) provide for the grant of certain technology licenses and mutual support and technical cooperation agreements among the parties designed to maintain connectivity between certain products and services offered by the parties. In partial consideration of several of Intuit's agreements under the License Agreement, CSC agreed to pay Intuit, in addition to certain other fees, the sum of $10 million in cash upon the closing of the CSC acquisition and an additional $10 million on or about October 1, 1997 (the "Connectivity Fee"). Certain fees will be payable by Intuit to CSC and the Company under the License Agreement. During Fiscal 1998, the Company paid Intuit $11,678,892 pursuant to the License Agreement. Additionally, under the terms of the purchase agreement whereby the Company acquired CSC, Intuit paid the Company $8,889,000 as a purchase price adjustment in Fiscal 1998.

MR. KIGHT'S GUARANTY

         In 1993, the State of Ohio issued State Economic Development Revenue Bonds in the aggregate principal amount of $7,515,000 pursuant to a certain trust agreement between the Treasurer of Ohio and The Provident Bank, as trustee ("Provident"). The proceeds of the bonds were applied to the purchase of real property which is now being leased by the Company from the Director of Development, State of Ohio for its facilities in Columbus, Ohio. Mr. Kight guaranteed the obligations evidenced by the bonds in order to induce their issuance by the State of Ohio pursuant to a guaranty agreement, dated August 1, 1993, made with Provident (the "Guaranty Agreement"). Under the Guaranty Agreement, Mr. Kight's liability is limited to an amount equal to the product of his percentage beneficial ownership of the Company multiplied by the outstanding principal of the bonds; provided, however, that Mr. Kight's liability may not exceed $2,200,000. The Company has agreed to indemnify and reimburse Mr. Kight for any amount paid by him under the Guaranty Agreement. Additionally, under the Guaranty Agreement, with certain limited exceptions, the Director of Development's consent is required for Mr. Kight to sell or otherwise dispose of his equity interest in the Company.

MISCELLANEOUS

         Curtis A. Loveland, the Company's Secretary, is a partner in the law firm of Porter, Wright, Morris & Arthur, which firm serves as general counsel to the Company.

AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN

         The proposed amendment to the 1995 Stock Option Plan would increase the number of shares of Common Stock subject to the plan from 5,000,000 shares to 8,000,000 shares. Approval of this amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1995 STOCK OPTION PLAN.

GENERALLY

         The Company's Board of Directors believes that providing selected persons with an opportunity to invest in the Company will give them additional incentive to increase their efforts on behalf of the Company and will enable the Company to attract and retain the best available associates, officers, directors, consultants and advisers. The description in this Proxy Statement of the 1995 Stock Option Plan is included solely as a summary, does not purport to be complete, and is qualified in its entirety by the 1995 Stock Option Plan. The Company's Board of Directors has approved an amendment to the 1995 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the 1995 Stock Option Plan from 5,000,000 shares to 8,000,000 shares. The Company's Board of Directors has approved the increase of the shares of Common Stock subject to the 1995 Stock Option Plan in view of anticipated increases in the number of associates of the Company.

         The 1995 Stock Option Plan was adopted by the Company's Board of Directors on August 8, 1995 and approved by the stockholders as of August 8, 1995. The 1995 Stock Option Plan was subsequently amended by the Board of Directors on October 18, 1996, May 1, 1997, and September 15, 1997, and such amendments were approved by the stockholders on January 27, 1997 and October 30, 1997. The amendment increasing the number of shares of Common Stock issuable under the 1995 Stock Option Plan was adopted by the Company's Board of Directors on August 14, 1998. The 1995 Stock Option Plan provides for the grant of options to key associates, officers, directors, consultants and advisers who render services to the Company. The options may be either Incentive Options or Nonqualified Options.

ADMINISTRATION OF THE 1995 STOCK OPTION PLAN

         The 1995 Stock Option Plan provides for the grant of options to key associates, officers, directors, consultants and advisers who render services to the Company. The options may be either Incentive Options or Non-Statutory Options. The 1995 Stock Option Plan is administered by the Board of Directors of the Company, which may, and has, delegated all of its powers under the 1995 Stock Option Plan to the Stock Option and Compensation Committee of the Board of Directors (the "Committee"), which is authorized to determine to whom and at what time the stock options may be granted, the designation of the option as either Incentive Options or Non-Statutory Options, the per share exercise price, the duration of each option, the number of shares subject to each option, any restrictions on such shares, the rate and manner of exercise and the timing and form of payment.

NUMBER OF AUTHORIZED SHARES

         Currently, the number of shares available for issuance under the 1995 Stock Option Plan is 5,000,000 shares of Common Stock. The maximum number of stock options that may be granted to an individual under the 1995 Stock Option Plan in any calendar year is 500,000 shares. The number and class of shares available under the 1995 Stock Option Plan and subject to outstanding options may be adjusted by the Committee to prevent dilution or enlargement of rights in the event of various changes in the capitalization of the Company. Shares of Common Stock attributable to unexercised options which expire or are terminated may be available for reissuance under the 1995 Stock Option Plan.

ELIGIBILITY AND PARTICIPATION

         Eligibility to participate in the 1995 Stock Option Plan extends to all executive, administrative, operational and managerial employees of the Company and any current or future subsidiaries or parent thereof. Currently, approximately 1,650 associates are employed by the Company and its subsidiaries and are eligible to participate. The Company anticipates that approximately one-third of those eligible will participate in the 1995 Stock Option Plan. Participation in the 1995 Stock Option Plan is at the discretion of the Committee and will be based upon each associate's present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Committee deems relevant. No associate may be granted in any calendar year options covering more than 500,000 shares of Common Stock.

 EXERCISE PRICE

         Incentive Options may not have an exercise price less than the fair market value of the Common Stock on the date of grant. Non-Statutory Options may have an exercise price less than the fair market value of the underlying Common Stock on the date of grant; however, in practice the Committee has generally granted Non-Statutory Options at the fair market value of the Common Stock on the date of grant.

VESTING

         The Committee may determine at the time of grant and thereafter the terms under which options shall vest and become exercisable. Options not exercisable as of the date of a change in control, as defined, of the Company will become exercisable immediately as of such date. A change in control of the Company shall be deemed to have occurred as of the first day that either of the following has occurred: (i) a person not in control of the Company on the effective date of the 1995 Stock Option Plan becomes the beneficial owner, directly or indirectly, of securities representing a majority of the combined voting power of the Company's then outstanding securities, or (ii) the stockholders of the Company approve a plan of complete liquidation, a sale of all or substantially all of the Company's assets, or a merger, consolidation, or reorganization of the Company with or involving another corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

SPECIAL LIMITATIONS ON INCENTIVE OPTIONS

         No Incentive Options may be granted to an associate who owns, at the time of the grant, stock representing more than 10% of the total combined voting power of all classes of stock of the Company, its parent or its subsidiaries, unless the exercise price per share of Common Stock for the shares subject to such Incentive Options is at least 110% of the fair market value per share of Common Stock on the date of grant and such Incentive Options is not exercisable for more than five years after its date of grant. In addition, the total fair market value of shares of Common Stock subject to Incentive Options which are exercisable for the first time by an eligible associate in a given calendar year shall not exceed $100,000, valued as of the date of the Incentive Options' grant. Incentive Options may not have an exercise period that exceeds ten years from the date of grant and are subject to certain other limitations which allow the option holder to qualify for favorable tax treatment. None of these restrictions applies to the grant of Non-Statutory Options, which may have an exercise price less than the fair market value of the underlying Common Stock on the date of grant, may have a total fair market value of shares subject thereto which are valued in excess of $100,000 in any given calendar year, and may be exercisable for an indeterminate period of time.

EXERCISE OF OPTIONS

         An option may be exercised by written notice to the Company's Chief Financial Officer or other officer designated by the Committee. The exercise price of an option may be paid in cash or, with the consent of the Committee:
(i) by delivery of previously acquired shares of Common Stock that have been held for at least six months, valued at their fair market value on the date they are tendered, (ii) by delivery of a full recourse promissory note for the portion of the exercise price in excess of the par value of the shares subject to the option, the terms and conditions of which will be determined by the Committee, and in cash for the par value of the shares, (iii) by any combination of the foregoing methods, or (iv) by delivery of written instructions to forward the notice of exercise to a broker or dealer and to deliver to a specified account a certificate for the shares purchased upon exercise of the option and a copy of irrevocable instructions to the broker or dealer to deliver the purchase price of the shares to the Company.

TRANSFERABILITY

         An option is not transferable except by will or by the laws of descent and distribution and may be exercised, during the lifetime of the optionee, only by the optionee or by the optionee's guardian or legal representative. Notwithstanding the foregoing, an optionee may transfer a Non-Statutory Option to members of his or her immediate family (as defined in Rule 16a-1 promulgated under the 1934 Act), to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners if
(a) the stock option agreement with respect to such Non-Statutory Option as approved by the Committee expressly so provides and (b) the optionee does not receive any consideration for the transfer. Non-Statutory Options held by such transferees are subject to the same terms and conditions that applied to such Non-Statutory Options immediately prior to transfer.

EXPIRATION OF OPTIONS

         Options will expire at such time as the Committee determines at the date of grant; provided, however, that no Incentive Options may be exercised more than ten years from the date of grant, unless Incentive Options are held by a 10% stockholder, in which case such Incentive Options may not be exercised more than five years from the date of grant.

TERMINATION OF OPTIONS

         Any option granted under the 1995 Stock Option Plan will, subject to earlier termination by its terms, terminate automatically if not exercised: (i) within 30 days after the optionee's termination of employment with the Company (other than by reason of death, disability, retirement, or for cause); (ii) within one year after the employee's death or termination of employment by the Company by reason of disability, as defined in the 1995 Stock Option Plan; (iii) within three years after an employee's retirement, as defined in the 1995 Stock Option Plan; and (iv) prior to termination by the Company for cause, as defined in the 1995 Stock Option Plan. The 1995 Stock Option Plan terminates on August 8, 2005, unless earlier terminated by the Board of Directors.

TERM OF 1995 STOCK OPTION PLAN

         The 1995 Stock Option Plan will terminate on August 8, 2005, unless earlier terminated by the Company's Board of Directors.

1995 STOCK OPTION PLAN TABLE

         As of June 30, 1998, options to purchase an aggregate of 3,227,260 shares of the Common Stock (net of options canceled) had been granted pursuant to the 1995 Stock Option Plan, options to purchase 30,645 shares had been exercised, options to purchase 3,198,211 shares remained outstanding, and 1,772,740 shares remained available for future grant. As of June 30, 1998, the market value of all shares of the Common Stock subject to outstanding options under the 1995 Stock Option Plan and all of the Company's stock option plans was approximately $94,147,336 and $128,511,231 respectively (based upon the closing sale price of the Common Stock as reported on the Nasdaq National Market on June 30, 1998 of $29.4375 per share). During the fiscal year ended June 30, 1998, options covering 1,377,334 shares of the Common Stock were granted to employees of the Company under the 1995 Stock Option Plan. The market value of the 8,000,000 shares of the Common Stock to be subject to the 1995 Stock Option Plan was approximately $235,500,000 as of June 30, 1998.

         As of June 30, 1998, the following current directors and Named Executive Officers had been granted options under the 1995 Stock Option Plan as follows:

                                 NUMBER OF OPTIONS        AVERAGE EXERCISE PRICE
           NAME                      GRANTED                   PER SHARE
--------------------------       -----------------        ---------------------

   Peter J. Kight                    401,000                    $17.50

   Mark A. Johnson                    56,847                    $19.67

   Peter F. Sinisgalli               250,373                    $19.62

   Sean E. Feeney                     69,322                    $18.33

   Francis X. Polashock              115,000                    $18.68

   William P. Boardman                31,000                    $17.35

   George R. Manser                   16,000                    $20.25

   Eugene F. Quinn                    16,000                    $20.25

   Jeffrey M. Wilkins                 16,000                    $20.25


Since adoption of the 1995 Stock Option Plan: (i) all current executive officers, as a group, have been granted options under the 1995 Stock Option Plan covering 1,475,201 shares of the Common Stock, which represents approximately 46% of the total number of options granted pursuant to the 1995 Stock Option Plan; (ii) all directors who are not executive officers, as a group, have been granted options under the 1995 Stock Option Plan covering 83,000 shares of the Common Stock, which represents approximately 3% of the total number of options granted pursuant to the 1995 Stock Option Plan; and (iii) all current employees, excluding executive officers, as a group, have been granted options under the 1995 Stock Option Plan covering 1,669,059 shares of the Common Stock, which represents approximately 52% of the total number of options granted pursuant to the 1995 Stock Option Plan.

FEDERAL INCOME TAX CONSEQUENCES

         The 1995 Stock Option Plan permits the granting of Incentive Options as well as Non-Statutory Options. Generally, no income is recognized when either type of option is granted to the option holder, but the subsequent tax treatment differs widely.

         Non-Statutory Options. Upon the exercise of a Non-Statutory Option, the excess of the fair market value of the shares on the date of exercise over the option price is compensation to the option holder at the time of the exercise. The tax basis for the shares purchased is their fair market value on the date of exercise. Any gain or loss realized upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as capital gain or loss, respectively, with the character of the gain or loss (short-term or long-term) depending upon how long the shares were held since exercise.

         Incentive Options. Generally, no regular taxable income is recognized upon the exercise of Incentive Options. The tax basis of the shares acquired will be the exercise price. In order to receive this favorable treatment, shares acquired pursuant to the exercise of Incentive Options may not be disposed of within two years after the date the option was granted, nor within one year after the exercise date (the "Holding Periods"). If the shares are sold before the end of the Holding Periods, the amount of that gain which equals the lesser of the difference between the fair market value on the exercise date and the option price or the difference between the sale price and the option price is taxed as ordinary income and the balance, if any, as short-term or long-term capital gain, depending upon how long the shares were held. If the Holding Periods are met, all gain or loss realized upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as a long-term capital gain or loss, respectively, which will be taxed at rates which depend on how long such shares were held.

         Alternative Minimum Tax. For purposes of determining the option holder's alternative minimum taxable income subject to the alternative minimum tax, the exercise of Incentive Options by an option holder will result in the recognition of taxable income at the time of the exercise of the option in an amount equal to the excess of the fair market value of the shares on the exercise date over the option price. The alternative minimum tax is paid only to the extent it exceeds an individual's regular tax. It is imposed at a rate of 26% on the first $175,000 of alternative minimum taxable income in excess of the applicable exemption amount and at a rate of 28% for any alternative minimum taxable income over that amount. The exemption amount is phased out for higher income taxpayers.

         Exercise with Previously-Owned Shares. All options granted under the 1995 Stock Option Plan may be exercised with payment either in cash or, if authorized in advance by the Company's Board of Directors, in previously-owned shares of the Company Common Stock at their then fair market value, or in a combination of both. When previously-owned shares (the "Old Shares") are used to purchase shares (the "New Shares") upon the exercise of Incentive Options or Non-Statutory Options, no gain or loss is recognized by the option holder to the extent that the total value of the Old Shares surrendered does not exceed the total value of all of the New Shares received. If, as would almost always be the case, the value of the New Shares exceeds the value of the Old Shares, the excess amount is not regular taxable income to the option holder, if the option exercised is an Incentive Option and the Holding Periods discussed above are met for the Old Shares at the time of exercise. The New Shares would also be subject to the Holding Periods discussed above. On the other hand, if the option exercised is a Non-Statutory Option, the excess amount is taxable as ordinary income.

         The Company Deduction. No tax deduction is available to the Company in connection with the exercise of Incentive Options if the Holding Periods discussed above are met. The Company, however, is entitled to a tax deduction in connection with the exercise of Incentive Options if the Holding Periods discussed above are not met, in an amount equal to the ordinary income recognized by the option holder (conditioned upon proper reporting and tax withholding and subject to possible deduction limitations). The Company is entitled to a tax deduction in connection with a Non-statutory Stock Option equal to the compensation income recognized by the option holder upon the grant date or the exercise date (conditioned upon proper reporting and tax withholding and subject to possible deduction limitations).

         1998 Tax Reform Act. Under recently enacted legislation, capital gains recognized by option holders generally will be subject to a maximum federal income tax rate of 20%, provided the shares sold or exchanged are held for more than twelve months. If the shares are held for less than twelve months, then the capital gains recognized by option holders will be taxed at a maximum federal income tax rate of 28%.

         Section 162(m). Section 162(m) of the Code does not permit the Company to deduct non-performance-based compensation in excess of $1,000,000 per year paid to certain covered officers. The Company believes that compensation paid pursuant to the 1995 Stock Option Plan should qualify as performance-based compensation and, therefore, Section 162(m) should not cause the Company to be denied a deduction for compensation paid to certain covered officers pursuant to the 1995 Stock Option Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and greater than 10% stockholders, to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission ("SEC"). Copies of the reports are required by SEC regulation to be furnished to the Company. Based on its review of such reports and written representations from reporting persons, the Company believes that all reporting persons complied with all filing requirements during the year ended June 30, 1998, except for three late filings made by former executive officers of the Company.

INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, as auditors for the Company for fiscal 1999. Deloitte & Touche LLP has served as the independent public accountants for the Company since 1981. The Board of Directors believes that the reappointment of Deloitte & Touche LLP for fiscal 1999, is appropriate because of the firm's reputation, qualifications, and experience. Representatives of Deloitte & Touche LLP will be present at the meeting and will have an opportunity to make a statement if they desire to do so. Such representatives will be available to respond to appropriate questions.

PROPOSALS BY STOCKHOLDERS FOR 1999 ANNUAL MEETING

         If any stockholder of the Company wishes to submit a proposal to be included in next year's Proxy Statement and acted upon at the Company's 1999 Annual Meeting of Stockholders, the proposal must be received by the Secretary of the Company at the principal executive offices of the Company, 4411 East Jones Bridge Road, Norcross, Georgia 30092 prior to the close of business on August 25, 1999. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation to the Company's 1999 Annual Meeting of Stockholders will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by the Company after August 25, 1999.

OTHER MATTERS

         As of the date of this Proxy Statement, management knows of no other business that will come before the meeting. Should any other matter requiring a vote of the stockholders arise, the proxy in the enclosed form confers upon the persons designated to vote the shares discretionary authority to vote with respect to such matter in accordance with their best judgment.

         The Company's 1998 Annual Report to Stockholders, including financial statements, was furnished to stockholders prior to or concurrently with the mailing of this proxy material.

                               By Order of the Board of Directors,

                               Curtis A. Loveland
                               Secretary

                         CHECKFREE HOLDINGS CORPORATION
              4411 EAST JONES BRIDGE ROAD, NORCROSS, GEORGIA 30092

            --------------------------------------------------------

          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- NOVEMBER 9, 1998

         The undersigned stockholder of CheckFree Holdings Corporation (the "Company") hereby appoints Peter J. Kight, Mark A. Johnson and Peter F. Sinisgalli, or any one of them, as attorneys and proxies with full power of substitution to each, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters located at 4411 East Jones Bridge Road, Norcross, Georgia, on Monday, November 9, 1998, at 9:00 a.m. local time, and at any adjournment or adjournments thereof, with all of the powers such undersigned stockholder would have if personally present, for the following purposes:

1.       ELECTION OF PETER J. KIGHT AND JEFFREY M. WILKINS AS CLASS III
         DIRECTORS.
                  [  ]  FOR
                  [  ]  WITHHOLD AUTHORITY FOR EACH NOMINEE

         (INSTRUCTION: TO WITHHOLD AUTHORITY FOR A SPECIFIC NOMINEE, WRITE THAT NOMINEE'S NAME HERE:__________________________________________________.


2. APPROVE THE AMENDMENT OF THE COMPANY'S 1995 STOCK OPTION PLAN (THE "PLAN") TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS UNDER THE PLAN FROM 5,000,000 SHARES TO 8,000,000 SHARES.
                  [  ]  FOR
                  [  ]  AGAINST
                  [  ]  ABSTAIN

3. IN THEIR DISCRETION TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                   (Continued and to be signed on other side.)


                          (Continued from other side.)

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

         The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders, dated October 9, 1998, the Proxy Statement and the Annual Report of the Company furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

         PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IN THE ENCLOSED ENVELOPE.


                                         Dated:                          , 1998
                                               --------------------------

                                         --------------------------------------
                                                       (Signature)

                                         --------------------------------------
                                                       (Signature)



                                          SIGNATURE(S) SHALL AGREE WITH THE
                                          NAME(S) PRINTED ON THIS PROXY. IF
                                          SHARES ARE REGISTERED IN TWO NAMES,
                                          BOTH STOCKHOLDERS SHOULD SIGN THIS
                                          PROXY. IF SIGNING AS ATTORNEY,
                                          EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                          GUARDIAN, PLEASE GIVE YOUR FULL TITLE
                                          AS SUCH.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS